Exhibit 5.1

101 Park Avenue Suite 1700 New York, NY 10178 Tel (212) 878-7900 Fax (212) 692-0940 www.foxrothschild.com

June 10, 2022

BrewBilt Brewing Company
175 Joerschke Dr., Ste. A
Grass Valley, CA 95945

Re:	Common Stock of BrewBilt Brewing Company Registered on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BrewBilt Brewing Company, a Florida corporation (the “Company”), in connection with the Company’s registration of 8,503,333,333 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), to be sold by the selling stockholder listed in the registration statement under “Selling Stockholder,” consisting of 8,333,333,333 shares of Common Stock issuable to the selling stockholder pursuant to the terms of the Equity Purchase Agreement (the “EPA”), and 170,000,000 shares of common stock issuable to the selling stockholder pursuant to a warrant issued in connection with entering into the EPA (the “Warrant”). The Shares are included in a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Florida and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that  the Shares have been duly authorized and that (i) the 8,333,333,333 Shares issuable pursuant to the EPA, when issued and sold by the Company and delivered by the Company against payment therefor, in accordance with the EPA in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) upon exercise of the Warrants, the 170,000,000 shares of Common Stock included in the Shares will be duly and validly issued and fully paid and nonassessable.

This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement and may be relied upon by and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter has been prepared for your use in connection with the registration of the Shares pursuant to the Registration Statement, speaks as of the date the Registration Statement becomes effective, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP